                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 30, 1997


                             BOYD GAMING CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
                                     ------
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

               1-12168                                     88-0242733
               -------                                     ----------
      (Commission File Number)                          (I.R.S. Employer
                                                        Identification No.)

                           2950 South Industrial Road
                             Las Vegas, Nevada 89109
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (702) 792-7200
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

         On October 30, 1997, Boyd Gaming Corporation (the "Company") completed the acquisition of the 85% equity interests in Treasure Chest Casino, L.L.C. that the Company did not previously own (the "Remaining Equity Interests"). The acquisition was consummated pursuant to the terms of the Purchase Agreement (the "Agreement") dated as of July 11, 1997 among the Company, Boyd Kenner, Inc., Boyd Louisiana, L.L.C., Treasure Chest, L.L.C., and certain members of Treasure Chest Casino, L.L.C. Treasure Chest Casino, L.L.C. owns the Treasure Chest Casino (the "Casino"), which the Company has been managing since the opening of the Casino in September 1994. The Company plans to continue to operate the Casino as before.

         Pursuant to the terms of the Agreement, the Company acquired the Remaining Equity Interests in Treasure Chest Casino, L.L.C. for approximately $113 million, including the assumption of debt. The Company funded the acquisition and the repayment of Treasure Chest Casino, L.L.C.'s debt with borrowings under its $500 million reducing revolving credit facility (the "Bank Credit Facility").

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Treasure Chest Casino, L.L.C. as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, together with the Report of Independent Public Accountants.

         (b) Pro Forma Consolidated Balance Sheet as of June 30, 1997 and Pro Forma Consolidated Statement of Operations for the year ended June 30, 1997.

         (c)      Exhibits.

                   2.1 Purchase Agreement, dated as of July 11, 1997, by and
                       among Boyd Gaming Corporation, Boyd Kenner, Inc., Boyd Louisiana, L.L.C., Treasure Chest Casino, L.L.C., and certain members of Treasure Chest Casino, L.L.C. (Incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K dated July 11,
                       1997).

                  23.1 Consent of Arthur Andersen LLP.

TREASURE CHEST CASINO, L.L.C.

Balance Sheets as of June 30, 1997 and 1996 and Statements of Income, Changes in Members' Equity and Cash Flows for the years ended June 30, 1997, 1996 and 1995 and Report of Independent Public Accountants

                              ARTHUR ANDERSEN LLP


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Members of Treasure Chest Casino, L.L.C.:

We have audited the accompanying balance sheets of Treasure Chest Casino, L.L.C. (a Louisiana Limited Liability Company ("the Company") as of June 30, 1997 and 1996, and the related statements of income, members' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Treasure Chest Casino, L.L.C. as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.


                                        /s/ Arthur Andersen LLP


New Orleans, Louisiana
August 5, 1997 (except with respect
to the matter discussed in Note 8,
as to which the date is October 30,
1997)

                         TREASURE CHEST CASINO, L.L.C.

                                 BALANCE SHEETS
                                 (IN THOUSANDS)


ASSETS                                                June 30,
                                                 -------------------
                                                  1997        1996
                                                 -------     -------
Current assets
  Cash and cash equivalents .................... $10,422     $11,615
  Accounts receivable, net .....................     714         534
  Inventories ..................................     150         165
  Prepaid expenses and other ...................   1,365       1,553
                                                 -------     -------
    Total current assets .......................  12,651      13,867

Property and equipment, net ....................  40,910      45,041

Other assets and deferred charges ..............   3,111       2,646
                                                 -------     -------

    Total assets ............................... $56,672     $61,554
                                                 =======     =======


LIABILITIES AND MEMBERS' EQUITY

Current liabilities
  Current maturities of long-term debt ......... $ 4,993     $ 4,993
  Note payable .................................   1,000       1,000
  Accounts payable .............................   4,877       3,820
  Due to affiliate .............................     841         915
  Accrued liabilities
    Payroll and related ........................   1,754       1,224
    Interest and other .........................   2,122       2,133
                                                 -------     -------
      Total current liabilities ................  15,587      14,085

Long-term debt, net of current maturities ......   9,828      14,977

Commitments and contingencies

Members' equity ................................  31,257      32,492
                                                 -------     -------

    Total liabilities and members' equity ...... $56,672     $61,554
                                                 =======     =======


The accompanying notes are an integral part of these financial statements.

                         TREASURE CHEST CASINO, L.L.C.

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)


                                              For the years ended June 30,
                                           ---------------------------------
                                             1997         1996        1995
                                           --------     --------     -------
Revenues
  Casino ................................. $106,254     $100,121     $86,872
  Food and beverage ......................    9,534        7,301       4,150
  Other ..................................      778          617         477
                                           --------     --------     -------
Gross revenues ...........................  116,566      108,039      91,499
Less promotional allowances ..............    6,683        5,710       3,932
                                           --------     --------     -------
    Net revenues .........................  109,883      102,329      87,567
                                           --------     --------     -------

Cost and expenses
  Casino ................................    44,778       41,406      33,807
  Food and beverage .....................     4,589        2,218         391
  Other .................................       176          171          98
  Selling, general and administrative ...    19,269       20,576      14,579
  Depreciation and amortization .........     6,106        5,692       4,359
  Maintenance and utilities .............    10,254        8,487       6,475
  Marine operations .....................     2,790        2,823       1,821
  Preopening expense ....................        --           --       3,096
                                           --------     --------     -------
    Total ...............................    87,962       81,373      64,626
                                           --------     --------     -------

Operating income ........................    21,921       20,956      22,941

Other income (expense)
  Interest income .......................       213          191         262
  Income expense ........................    (1,582)      (1,502)     (1,125)
                                           --------     --------     -------
    Total ...............................    (1,369)      (1,311)       (863)
                                           --------     --------     -------

Net income ..............................   $20,552      $19,645     $22,078
                                           ========     ========     =======


The accompanying notes are an integral part of these financial statements.

                         TREASURE CHEST CASINO, L.L.C.

                         STATEMENTS OF MEMBERS' EQUITY
                                 (IN THOUSANDS)


                                                    Members' Equity
                                           ---------------------------------
                                              For the years ended June 30,
                                           ---------------------------------
                                             1997         1996        1995
                                           --------     --------    --------
Balance, June 30 ......................... $ 32,492     $ 28,278    $ 23,000

  Distributions to members ...............  (21,787)     (15,431)    (16,800)

  Net income .............................   20,552       19,645      22,078
                                           --------     --------    --------
Balance, June 30 ......................... $ 31,257     $ 32,492    $ 28,278
                                           ========     ========    ========



The accompanying notes are an integral part of these financial statements.

                         TREASURE CHEST CASINO, L.L.C.


                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               For the year ended June 30,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                   $ 20,552    $ 19,645    $ 22,078
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation and amortization                               6,106       5,692       4,359
    Changes in assets and liabilities:
      Increase in accounts receivable, net                       (180)       (361)       (173)
      (Increase) decrease in inventories                           15         (27)       (349)
      (Increase) decrease in prepaid expenses and other           188        (795)      1,876
      Increase in other assets                                   (814)         --          --
      Increase in other current liabilities                     1,576         264       6,888
                                                             --------    --------    --------
Net cash provided by operating activities                      27,443      24,418      34,679
                                                             --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property, equipment and other assets          (1,626)    (13,515)    (27,961)
  Decrease (increase) in short-term investments                    --         965        (965)
                                                             --------    --------    --------
Net cash used in investing activities                          (1,626)    (12,550)    (28,926)
                                                             --------    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in due to affiliate                         (74)       (980)      1,895
  Distributions to members                                    (21,787)    (15,431)    (16,800)
  Proceeds from issuance of long-term debt                         --       9,366      12,600
  Payments on long-term debt                                   (5,149)     (3,066)    (11,633)
                                                             --------    --------    --------
Net cash used in financing activities                         (27,010)    (10,111)    (13,938)
                                                             --------    --------    --------

Net increase (decrease) in cash and cash equivalents           (1,193)      1,757      (8,185)

Cash and equivalents, beginning of year                        11,615       9,858      18,043
                                                             --------    --------    --------
Cash and equivalents, end of year                            $ 10,422    $ 11,615    $  9,858
                                                             ========    ========    ========
Supplemental disclosure of cash flow information
  Cash paid for interest, net of amounts capitalized         $  1,665    $  1,386    $  1,091
                                                             ========    ========    ========



   The accompanying notes are an integral part of these financial statements.

                         TREASURE CHEST CASINO, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements include the accounts of Treasure Chest Casino, L.L.C., herein referred to as the "Company". The Company was organized on August 27, 1993 as a Louisiana Limited Liability Company whose principal members include Robert J. Guidry and Boyd Kenner, Inc. The Company shall dissolve on December 31, 2043 unless sooner dissolved pursuant to the provisions of the Limited Liability Company Law or the Operating Agreement executed by its members. Mr. Guidry is the majority member and chief executive officer. Boyd Kenner, Inc. is responsible for the day to day operations of the Company in accordance with a management agreement discussed in Note 7. Subsequent to the organization date through September 5, 1994, the Company was primarily involved in the development and construction of a riverboat casino facility in Kenner, Louisiana which commenced operations on September 5, 1994.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with an original maturity of three months or less. These investments are stated at cost which approximates fair value.

Inventories

Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out and retail inventory methods.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Costs of major improvements, including interest incurred during construction of new facilities, are capitalized; costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on disposal of assets are recognized as incurred. The Company capitalized interest costs of approximately $183,000 and $786,000 during the years ended June 30, 1996 and 1995, respectively. There were no such costs capitalized during the year ended June 30, 1997.

Revenue and Promotional Allowances

Casino revenue represents the net win from gaming activities, which is the difference between gaming wins and losses. Revenues include the estimated retail value of food and beverage and other items provided to customers on a complimentary basis. Such amounts are then deducted as promotional allowances. The estimated cost of providing these promotional allowances is charged to the casino department in the following amounts:

                                              For the years ended June 30,
                                              -----------------------------

(In thousands)                                 1997       1996       1995
                                              -----------------------------



Food and beverage                              $4,998       $4,737    $3,052
Other                                              37            9        --

                                              ------------------------------
Total                                          $5,035       $4,746    $3,052
                                              ==============================



Income Taxes

The Company is treated as a partnership for income tax purposes; therefore, income taxes are the responsibility of the individual members. As a result, no income taxes are recognized in the accompanying Statements of Income.

Preopening Expense

Costs incurred prior to the opening of new facilities are capitalized as incurred and charged to expense upon commencement of operations. Preopening expense consists primarily of personnel, training, and promotional expense. For the year ended June 30, 1995, the Company expensed $3.1 million in preopening expense related to the opening of Treasure Chest Casino. There were no such costs for the fiscal years ended June 30, 1997 or 1996.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Significant estimates used by the Company include the estimated useful lives for depreciable and amortizable assets and the estimated allowance for doubtful accounts. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the 1996 and 1995 financial statements have been reclassified to conform to the 1997 presentation. These reclassifications had no effect on the Company's net income.

Note 2. -- ACCOUNTS RECEIVABLE

Components of accounts receivable at June 30 are as follows:



(In thousands)                                 1997       1996
                                              -----------------

Casino                                        $396        $293
Boyd Receivable                                 12         298
Other                                          390          64
                                              ----        ----

Total                                          798         655
Less allowance for doubtful accounts            84         121
                                              ----        ----
Accounts receivable, net                      $714        $534
                                              ====        ====

NOTE 3.--PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30:


                                                  Estimated
                                                    Life
(In thousands)                                    (Years)          1997     1996
--------------                                    ---------       ------   ------
Leasehold improvements...........................  3-10           $11,124  $10,537
Furniture and equipment..........................  3-10            12,887   11,591
Riverboat and barge..............................  15              31,319   31,319
                                                                  -------  -------
Total............................................                  55,330   53,447
Less accumulated depreciation and amortization...                  14,420    8,406
                                                                  -------  -------
Property and equipment, net......................                 $40,910  $45,041
                                                                  =======  =======

Certain property and equipment is pledged as collateral for long-term debt.

Leasehold improvements primarily represent improvements on land leased by the Company from the City of Kenner (see Note 6).

NOTE 4.--EMPLOYEE BENEFIT PLAN

The Company participates in Boyd Gaming Corporation's (the parent company of Boyd Kenner, Inc.) 401(k) Profit Sharing Plan and Trust (the "Plan"). The Plan allows employees to defer up to the lesser of the Internal Revenue Code prescribed maximum or 15% of their income on a pre-tax basis through contributions to the Plan. The Company expensed its portion of voluntary contributions of approximately $211,000, $115,000 and $10,000 during the years ended June 30, 1997, 1996 and 1995, respectively.

NOTE 5.--LONG-TERM DEBT

Long-term debt at June 30 consists of the following:


(In thousands)                                           1997            1996
--------------                                          -------         --------
Note payable to majority member.......................  $ 1,550          $ 2,150
Note payable to a financial services corporation......    6,090            8,610
Note payable to a bank................................    7,181            9,210
                                                        -------          -------
Total long-term debt..................................   14,821           19,970
Less current maturities...............................    4,993            4,993
                                                        -------          -------
Total.................................................  $ 9,828          $14,977
                                                        =======          =======

The note payable to majority member was issued by the Company in December 1994. The note requires monthly payments of $50,000 plus accrued interest through December 1999. This note is unsecured and bears interest equal to the prime rate plus 2%. The interest rate at June 30, 1997 was 10.5%.

The note payable to a financial services corporation was issued by the Company in November 1994 and is guaranteed by the majority member of the Company. The note requires monthly payments of $210,000 plus accrued interest through November 1999. This loan is collateralized by the riverboat and bears interest equal to a commercial paper rate index plus 3.25%. The interest rate at June 30, 1997 was 9.30%. The note contains a financial covenant whereby the Company must maintain a minimum net worth of $6.5 million. In addition, the guarantor of the note must also maintain a minimum level of net worth.

The note payable to a bank was issued by the Company in April 1996. The note requires monthly payments of $156,104 plus accrued interest through April 2001. The loan is collateralized by a mortgage on the entertainment barge and bears interest equal to the bank's prime rate less 0.5%. The interest rate at June 30, 1997 was 8.0%. The note contains a covenant whereby the Company must maintain a tangible net worth of not less than $23 million and a debt to tangible net worth ratio of not more than 1.5 to 1.0.

Management believes that the Company is in compliance with all covenants contained in its long-term debt agreements at June 30, 1997.

The scheduled maturities of long-term debt for the years ending June 30 are as follows:

        (In thousands)
        -------------
            1998...................  $ 4,993
            1999...................    4,993
            2000...................    3,274
            2001...................    1,561
                                     -------
                                     $14,821
                                     =======

NOTE 6.--COMMITMENTS AND CONTINGENCIES

Future minimum lease payments required under noncancelable operating leases (principally for land) as of June 30, 1997 are as follows:

        (In thousands)
        -------------
            1998...................   $6,058
            1999...................      488
            2000...................       88
            2001...................       88
            2002...................       88
            Thereafter.............      175
                                      ------
            Total..................   $6,985
                                      ======

The Company is subject to a lease agreement with the City of Kenner for its parking lot and other amenities including additional city police services. The primary term of the lease is for 5 years beginning on July 1, 1994. The Company has the right to extend the lease term for six additional renewal terms of five years each. This lease requires the Company to pay to the City of Kenner one percent of its net gaming proceeds and a $2.50 per passenger boarding fee annually. The City of Kenner's Police Department will receive the greater of one percent of net gaming proceeds or $400,000 annually. Minimum lease payments for 1998 are based on the prior year net gaming proceeds and admissions; therefore, for 1999 and future years, the City of Kenner minimum lease payments cannot be projected. Such amounts will be significantly greater than the minimum payments reflected above.

Additionally, the Company has a lease agreement with the State of Louisiana for use of the water bottom of Lake Pontchartrain. The primary term of this lease is for 10 years beginning on March 9, 1994. The Company is required to pay an annual fee of $87,600.

Rent expense for the years ended June 30, 1997, 1996, and 1995 was approximately $6.8 million, $8.6 million and $5.7 million, respectively, and is included in selling, general and administrative expense on the accompanying statements of income.

The Company is subject to various claims and litigation in the normal course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance or, if not insured, will not have a material adverse impact on the Company's financial statements.

NOTE 7. - RELATED PARTY TRANSACTIONS

In accordance with its management agreement, the Company pays a management fee to Boyd Kenner, Inc. equal to 10% of earnings before interest and depreciation and amortization expense. Management fees for the years ended June 30, 1997, 1996 and 1995 were approximately $3.1 million, $3.0 million and $3.4 million, respectively, and are included in selling, general and administrative expense on the accompanying statements of income. The management agreement was terminated in connection with the acquisition described in Note 8.

Until February 1997, marine operations were conducted by an entity controlled by the majority member of the Company. In February 1997, the Company purchased the marine operations for $200,000.

A minority member of the Company is a partner in the law firm of Adams & Reese. Legal expenses for services rendered by Adams & Reese were approximately $581,000, $797,000 and $740,000 during the years ended June 30, 1997, 1996 and
1995, respectively.

The Company has an unsecured demand note payable to the majority member with a balance of $1 million at June 30, 1997 and 1996. This note bears interest equal to the prime rate plus 2%. The interest rate at June 30, 1997 was 10.5%. In addition, the Company has another note payable to the majority member (see
Note 5).

NOTE 8. - SUBSEQUENT EVENT

On October 30, 1997, Boyd Kenner, Inc. completed the acquisition of the remaining 85% of the Company that it did not previously own. The purchase price of the acquisition was approximately $113 million, including the assumption of debt.

                            BOYD GAMING CORPORATION

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

        The accompanying pro forma consolidated financial statements present pro forma information for the Company and Treasure Chest Casino, L.L.C. giving effect to the acquisition of Treasure Chest Casino, L.L.C. (the "Treasure Chest Acquisition") using the purchase method of accounting. The pro forma consolidated financial statements of the Company are based on the historical consolidated financial statements of the Company and Treasure Chest Casino, L.L.C. as of and for the year ended June 30, 1997.

        The accompanying pro forma consolidated balance sheet as of June 30, 1997 has been presented as if the Treasure Chest Acquisition occurred on June 30, 1997. The accompanying pro forma consolidated statement of operations for the year ended June 30, 1997 has presented as if the Treasure Chest Acquisition occurred on July 1, 1996.

        The pro forma adjustments are based on currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances.

        The accompanying pro forma consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the results that will be achieved for future periods. The accompanying pro forma consolidated financial statements do not purport to represent what the Company's results of operations would actually have been if the Treasure Chest Acquisition in fact had occurred at July 1, 1996. The accompanying pro forma consolidated financial statements and the related notes thereto should be read in conjunction with the Company's consolidated financial statements and the consolidated financial statements of Treasure Chest Casino, L.L.C. included elsewhere or incorporated in this Report.

                            BOYD GAMING CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 June 30, 1997
                                 (In thousands)



                                                                            Adjustments
                                             Company      Treasure Chest        and            Company
ASSETS                                      Historical      Historical      Eliminations      Pro Forma
                                            ----------    --------------    ------------      ----------
Cash and cash equivalents ................  $   55,220        $10,422       $ 117,255 (a)
                                                                             (103,040)(b)
                                                                              (15,821)(c)     $   64,036
Accounts receivable, net .................      16,946            714            (841)(e)         16,819
Inventories ..............................       8,501            150              --              8,651
Prepaid expenses .........................      14,873          1,365              --             16,238
                                            ----------        -------       ---------         ----------
  Total current assets ...................      95,540         12,651          (2,447)           105,744
                                            ----------        -------       ---------         ----------

Property and equipment, net ..............     744,038         40,910           2,678 (b)        787,626

Other assets and deferred charges ........      56,944          3,111           1,000 (d)
                                                                              (15,753)(b)         45,302
Deferred income taxes ....................       8,533             --              --              8,533
Goodwill and other intangible assets, net      125,130             --          84,858 (b)        209,988
                                            ----------        -------       ---------         ----------
  Total assets ...........................  $1,030,185        $56,672       $  70,336         $1,157,193
                                            ==========        =======       =========         ==========

LIABILITIES and STOCKHOLDERS' EQUITY
Current maturities of long-term debt .....  $    1,841        $ 5,993       $  (5,993)(c)     $    1,841
Accounts payable .........................      30,760          4,877           1,000 (d)         36,637
Accrued liabilities
  Payroll and related ....................      24,648          1,754              --             26,402
  Interest and other .....................      40,725          2,122              --             42,847
Due to parent ............................          --            841            (841)(e)             --
Income taxes payable .....................       1,103             --              --              1,103
                                            ----------        -------       ---------         ----------
  Total current liabilities ..............      99,077         15,587          (5,834)           108,830
                                            ----------        -------       ---------         ----------

Long-term debt, net ......................     739,792          9,828         117,255 (a)
                                                                               (9,828)(c)        857,047

Stockholders' equity
  Common stock ...........................         615             --              --                615
  Additional paid in capital .............     138,091             --              --            138,091
  Retained earnings ......................      52,610         31,257         (31,257)(b)         52,610
                                            ----------        -------       ---------         ----------
    Total stockholders' equity ...........     191,316         31,257         (31,257)           191,316
                                            ----------        -------       ---------         ----------
    Total liabilities and stockholders'
      equity .............................  $1,030,185        $56,672       $  70,336         $1,157,193
                                            ==========        =======       =========         ==========


                            BOYD GAMING CORPORATION
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        For the Year ended June 30, 1997
                     (in thousands, except per share data)



                                                                Treasure       Adjustments
                                                  Company        Chest             and            Company
                                                 Historical    Historical      Eliminations      Pro Forma
                                                 ----------    ------------    ------------      ----------
Revenues
  Casino ....................................    $ 573,782       $106,254                        $  680,036
  Food and beverage .........................      151,261          9,534                           160,795
  Rooms .....................................       74,209             --                            74,209
  Other .....................................       58,311            778                            59,089
  Management fees and joint venture .........       42,747             --      $ (6,070)(f)          36,677
                                                 ---------       --------      --------          ----------
Gross revenues ..............................      900,310        116,566        (6,070)          1,010,806
Less promotional allowances .................       81,051          6,683                            87,734
                                                 ---------       --------      --------          ----------
  Net revenues ..............................      819,259        109,883        (6,070)            923,072
                                                 ---------       --------      --------          ----------

Costs and expenses
  Casino ....................................      298,081         44,778                           342,859
  Food and beverage .........................      106,729          4,589                           111,318
  Rooms .....................................       25,210             --                            25,210
  Other .....................................       50,695            176                            50,871
  Selling, general and administrative .......      120,538         19,269        (3,138)(k)         136,669
  Maintenance and utilities .................       36,037         13,044                            49,081
  Depreciation and amortization .............       67,242          6,106        (6,106)(g)
                                                                                  8,518 (g)
                                                                                                     75,760
  Corporate expense .........................       24,333             --                            24,333
  Preopening expense ........................        3,481             --                             3,481
  Impairment loss ...........................      131,339             --                           131,339
                                                 ---------       --------      --------          ----------
    Total ...................................      863,685         87,962          (726)            950,921
                                                 ---------       --------      --------          ----------

Operating income (loss) .....................      (44,426)        21,921        (5,344)            (27,849)
                                                 ---------       --------      --------          ----------

Other income (expense)
  Interest income ...........................          650            213                               863
  Interest expense, net .....................      (61,672)        (1,582)        1,582 (h)
                                                                                 (9,498)(i)         (71,170)
                                                 ---------       --------      --------          ----------
    Total ...................................      (61,022)        (1,369)       (7,916)            (70,307)
                                                 ---------       --------      --------          ----------

Income (loss) before provision (benefit)
  for income taxes and extraordinary item ...     (105,448)        20,552       (13,260)            (98,156)

Provision (benefit) for income taxes ........      (34,025)            --         5,144 (j)         (28,881)
                                                 ---------       --------      --------          ----------

Income (loss) before extraordinary item .....      (71,423)        20,552       (18,404)            (69,275)

Extraordinary items, net of tax ..............        6,069            --                             6,069
                                                 ---------       --------      --------          ----------
Net income (loss) ...........................    $ (77,492)      $ 20,552      $(18,404)         $  (75,344)
                                                 =========       ========      ========          ==========
Net income (loss) per common share
  Income (loss) before extraordinary item ...    $   (1.19)                                      $    (1.15)
  Extraordinary item, net of tax ............         0.10                                             0.10
                                                 ---------                                       ----------
  Net income (loss) .........................    $   (1.29)                                      $    (1.25)
                                                 =========                                       ==========


                            BOYD GAMING CORPORATION
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 (In thousands)

The pro forma adjustments contained in the accompanying pro forma consolidated financial statements reflect the following adjustments and eliminations:

(a) The proceeds from borrowings under the Bank Credit Facility to fund the Treasure Chest Acquisition.

(b) The payment of approximately $103,040 to the members of the Treasure Chest Casino, L.L.C. who own the Remaining Equity Interests; the adjustment of the net book value of property and equipment to fair value ($2,678); the elimination of the Company's investment in Treasure Chest Casino, L.L.C. ($15,753); the elimination of Treasure Chest Casino, L.L.C.'s equity ($31,257) and the allocation to intangible license rights of the excess purchase price over the fair value of net assets acquired ($84,858).

(c)     The retirement of assumed indebtedness of Treasure Chest Casino, L.L.C.

(d) The recording of $1,000 in estimated costs related to the Treasure Chest Acquisition.

(e) The elimination of intercompany receivables and payables between the Company and Treasure Chest Casino, L.L.C.

(f) To eliminate the management fee revenue and joint venture income of $6,070 related to Treasure Chest Casino, L.L.C.

(g) The elimination of Treasure Chest Casino, L.L.C.'s historical depreciation and amortization expense for the year ended June 30, 1997 and to record depreciation and amortization expense as follows:


                                                    Amount    Life    Depreciation
                                                    ------    -----   ------------
        Riverboat, barge, equipment and
          leasehold improvements .................  $43,588    3-12      $6,329
        Other assets .............................    1,000     15           67
        Intangibles--license rights ..............   84,858     40        2,122
                                                                         ------
          Total ..................................                       $8,518
                                                                         ======

(h) The elimination of Treasure Chest Casino, L.L.C.'s historical interest expense.

(i) Interest expense on $117,255 in borrowings on the Bank Credit Facility at an assumed interest rate of 8.1%.

(j) The adjustment to the provision (benefit) for income taxes in order to result in a 38.5% combined federal and state tax rate due to the conversion of Treasure Chest Casino, L.L.C. to C corporate status under the Internal Revenue Code.

(k)     To eliminate management fee expense of $3,138.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BOYD GAMING CORPORATION


Date:  November 13, 1997                    /s/ KEITH E. SMITH
                                            ------------------------------------
                                            Keith E. Smith
                                            Senior Vice President and Controller
                                            (Chief Accounting Officer)